UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Delek Files Definitive Proxy Statement and Mails Letter Recommending Shareholders Vote “FOR” All Director Nominees on the WHITE Proxy Card

Annual Meeting to be Held on May 6, 2021

BRENTWOOD, Tenn., March 25, 2021 – Delek US Holdings, Inc. (NYSE: DK) ("Delek") today filed its definitive proxy statement in connection with the Company’s 2021 Annual Meeting of Stockholders, which is scheduled to take place on May 6, 2021, at 1:00 p.m., central daylight savings time, and will be held virtually. The Company also mailed a letter to Delek shareholders recommending they vote “FOR” all of the Company’s highly qualified directors on the WHITE proxy card or voting instruction form. The full letter has been filed with the Securities and Exchange Commission and can be found on the investor section of the Company’s website at https://ir.delekus.com/proxy-materials.

All stockholders of record at the close of business on March 18, 2021, are entitled to vote at the Annual Meeting. Shareholders are reminded that their vote at the 2021 Annual Meeting is extremely important following the nomination by CVR Energy, Inc. ("CVR"), a majority owned subsidiary of Icahn Enterprises L.P. and competitor of Delek, of three candidates for election to the Delek Board of Directors. Shareholders are urged to discard any “gold” proxy materials sent by CVR and to only vote using the WHITE proxy card.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations consist of Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"). Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 253 convenience stores in central and west Texas and New Mexico.

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

Additional Information

Delek has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting (the “Definitive Proxy Statement”). Delek, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, DELEK SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Delek's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the Company's 2021 Annual Meeting are included in the Definitive Proxy Statement. Shareholders may obtain a copy of the Definitive Proxy Statement, any supplements to the proxy statement and other documents filed by Delek with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://www.delekus.com.

For further information:

Investor Relations Contact: Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

OR

Public Relations Contacts: Nicholas Lamplough / Tim Lynch / Andrew Squire - Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449